UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STEWART & STEVENSON INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3974034
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana St.
Suite 5900
Houston, Texas  77002

(Address Of Principal Executive Offices)

Title Of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:

Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):  Registration No. 333-173867

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

The title of the class of securities to be registered hereunder is Common Stock, par value $0.01 per share (the “Common Stock”).  A description of the Common Stock is set forth under the caption “Description of Capital Stock” in the prospectus contained in the Registration Statement on Form S-1 (File No. 333-173867), as originally filed with the Securities and Exchange Commission on May 3, 2011, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933 as amended, which description is incorporated herein by reference.

Item 2.    Exhibits

The following exhibits are filed as part of this Registration Statement on Form 8-A:

3.1*	Form of Certificate of Incorporation of Stewart & Stevenson Inc.
3.2*	Form of Bylaws of Stewart & Stevenson Inc.
4.1*	Form specimen Common Stock certificate.

*                 Filed as an exhibit of the same number to the registrant’s Registration Statement on Form S-1 (File No. 333-173867) and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 16, 2011	STEWART & STEVENSON LLC
(To be converted under Delaware Law prior to consummation of the offering and to be renamed Stewart & Stevenson Inc.)

	By:	/s/ John B. Simmons
Name: John B. Simmons
Title: Chief Financial Officer

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